FOR IMMEDIATE RELEASE	Contact: Julie Koenig Loignon (502) 636-4502 (office) (502) 262-5461 (mobile) juliek@kyderby.com

CHURCHILL DOWNS INCORPORATED REPORTS
2006 SECOND-QUARTER RESULTS

LOUISVILLE, Ky. (Aug. 8, 2006) - Churchill Downs Incorporated (NASDAQ: CHDN) (“CDI” or “Company”) today reported results for the second quarter and six months ended June 30, 2006.

Net earnings from continuing operations for the second quarter were $33.4 million, or $2.45 per diluted share, significantly higher than the $22.7 million, or $1.69 per diluted share, earned during the same period in 2005. Net revenues from continuing operations during the quarter totaled $175.0 million, an increase of 7.2 percent from net revenues of $163.2 million one year earlier. A record-breaking Kentucky Derby weekend at Churchill Downs racetrack, which also led to higher Churchill Downs Simulcast Network (“CDSN”) revenues; strong business levels at the Company’s Louisiana simulcast-wagering and video poker operations; and five additional days of live racing during the quarter contributed to the quarterly gains.

During the quarter, the Company also recorded $9.6 million of pre-tax net insurance recoveries stemming from storm-related damages sustained in 2005 at the Company’s Louisiana Operations, Calder Race Course and Ellis Park. Aside from the impact of these recoveries, the Company increased net earnings from continuing operations by 22.1 percent year over year.

Thomas H. Meeker, who will step down as CDI’s president and chief executive officer when Robert L. Evans assumes the position on Aug. 14, said he is pleased to transition to a new CEO at a time when the Company is enjoying positive momentum and is well positioned for the future. “We continue to be encouraged by the strong performance of our Company’s signature racing events as well as the strong business trends we are experiencing in Louisiana,” said Meeker. “We are quickly completing repairs to our storm-damaged facilities, including Fair Grounds Race Course, which reopens for live racing in November. Also, we recently negotiated a sales agreement for Ellis Park that allows the track to benefit from an independent operator while keeping the Ellis Park signal in our CDSN portfolio.

“While we are not changing our policy with respect to earnings guidance, we are heartened by our current year performance, particularly from the Kentucky Derby and in Louisiana. At this time, we expect that our earnings from continuing operations will equal or exceed the current average analyst estimate, even without the impact of our insurance recoveries.”

A conference call regarding this release is scheduled for Wednesday, Aug. 9, 2006, at 9 a.m. EDT. Investors and other interested parties may listen to the teleconference by accessing the online, real-time webcast and broadcast of the call at www.churchilldownsincorporated.com or www.earnings.com, or by dialing (719) 457-2625 at least 10 minutes before the appointed time. The online replay will be available at approximately noon EDT and continue for two weeks. A two-week telephonic replay will be available two hours after the call ends by dialing (719) 457-0820 and entering 4261782 when prompted for the access code. A copy of this news release announcing quarterly results and relevant financial and statistical information about the period will be accessible at www.churchilldownsincorporated.com.

In addition to the results provided in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), the Company has provided a non-GAAP measurement, which presents a financial measure of Earnings before Interest, Taxes, Depreciation and Amortization (“EBITDA”). CDI uses EBITDA as a key performance measure of results of operations for purposes of evaluating performance internally. The Company believes the use of this measure enables management and investors to evaluate and compare, from period to period, CDI’s operating performance in a meaningful and consistent manner. This non-GAAP measurement is not intended to replace the presentation of CDI’s financial results in accordance with GAAP.

Churchill Downs Incorporated, headquartered in Louisville, Ky., owns and operates world-renowned horse racing venues throughout the United States. CDI’s six racetracks in Florida, Illinois, Indiana, Kentucky and Louisiana host many of North America’s most prestigious races, including the Kentucky Derby and Kentucky Oaks, Arlington Million, Princess Rooney Handicap, Louisiana Derby and Indiana Derby. CDI racetracks have hosted six Breeders’ Cup World Thoroughbred Championships. CDI also owns off-track betting facilities and has interests in various television production, telecommunications and racing services companies that support CDI’s network of simulcasting and racing operations. CDI trades on the NASDAQ Global Select Market under the symbol CHDN and can be found on the Internet at www.churchilldownsincorporated.com.

Information set forth in this news release contains various “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The Private Securities Litigation Reform Act of 1995 (the “Act”) provides certain “safe harbor” provisions for forward-looking statements. All forward-looking statements made in this Quarterly Report on Form 10-Q are made pursuant to the Act. The reader is cautioned that such forward-looking statements are based on information available at the time and/or management’s good faith belief with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. Forward-looking statements speak only as of the date the statement was made. We assume no obligation to update forward-looking information to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information. Forward-looking statements are typically identified by the use of terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “predict,” “project,” “should,” “will,” and similar words, although some forward-looking statements are expressed differently. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Important factors that could cause actual results to differ materially from expectations include: the effect of global economic conditions; the effect (including possible increases in the cost of doing business) resulting from future war and terrorist activities or political uncertainties; the economic environment; the impact of increasing insurance costs; the impact of interest rate fluctuations; the effect of any change in our accounting policies or practices; the financial performance of our racing operations; the impact of gaming competition (including lotteries and riverboat, cruise ship and land-based casinos) and other sports and entertainment options in those markets in which we operate; the impact of live racing day competition with other Florida and Louisiana racetracks within those respective markets; costs associated with our efforts in support of alternative gaming initiatives; costs associated with Customer Relationship Management initiatives; a substantial change in law or regulations affecting pari-mutuel and gaming activities; a substantial change in allocation of live racing days; litigation surrounding the Rosemont, Illinois, riverboat casino; changes in Illinois law that impact revenues of racing operations in Illinois; a decrease in riverboat admissions subsidy revenue from our Indiana operations; the impact of an additional Indiana racetrack and its wagering facilities near our operations; our continued ability to effectively compete for the country’s top horses and trainers necessary to field high-quality horse racing; our continued ability to grow our share of the interstate simulcast market; our ability to execute our acquisition strategy and to complete or successfully operate planned expansion projects; our ability to successfully complete any divestiture transaction; our ability to adequately integrate acquired businesses; market reaction to our expansion projects; the loss of our totalisator companies or their inability to provide us assurance of the reliability of their internal control processes through Statement on Auditing Standards No. 70 audits or to keep their technology current; the need for various alternative gaming approvals in Louisiana; our accountability for environmental contamination; the loss of key personnel; the impact of natural disasters, including Hurricanes Katrina, Rita and Wilma on our operations and our ability to adjust the casualty losses through our property and business interruption insurance coverage; any business disruption associated with a natural disaster and/or its aftermath; and the volatility of our stock price.

CHURCHILL DOWNS INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF NET EARNINGS
for the three and six months ended June 30, 2006 and 2005
(Unaudited)
(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
Net revenues	$175,025	$163,207	$220,053	$215,089
Operating expenses	115,937	110,599	167,808	167,752
Gross profit	59,088	52,608	52,245	47,337
Selling, general and administrative expenses	11,921	12,271	23,649	25,026
Insurance recoveries, net of losses	(9,614)	-	(10,880)	-
Operating income	56,781	40,337	39,476	22,311
Other income (expense):
Interest income	243	76	362	161
Interest expense	(579)	(390)	(1,182)	(685)
Unrealized gain on derivative instruments	204	204	408	410
Miscellaneous, net	14	132	665	665
	(118)	22	253	551
Earnings from continuing operations before provision for income taxes	56,663	40,359	39,729	22,862
Provision for income taxes	(23,310)	(17,681)	(16,649)	(10,042)
Net earnings from continuing operations	33,353	22,678	23,080	12,820
Discontinued operations, net of income taxes:
Earnings (loss) from operations	-	1,508	-	(2,531)
Net earnings	$33,353	$24,186	$23,080	$10,289

Net earnings (loss) per common share:
Basic
Earnings from continuing operations	$2.46	$1.70	$1.70	$0.96
Discontinued operations	-	0.11	-	(0.19)
Net earnings	$2.46	$1.81	$1.70	$0.77

Diluted
Earnings from continuing operations	$2.45	$1.69	$1.69	$0.95
Discontinued operations	-	0.11	-	(0.19)
Net earnings	$2.45	$1.80	$1.69	$0.76

Weighted average shares outstanding:
Basic	13,124	12,884	13,099	12,882
Diluted	13,623	13,457	13,624	13,506

Certain financial statement amounts have been reclassified in the prior periods to conform to current period presentation.

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION BY OPERATING UNIT
for the three and six months ended June 30, 2006 and 2005
(Unaudited)
(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
Net revenues from external customers:
Kentucky Operations	$69,658	$65,976	$73,651	$70,353
Arlington Park	23,204	22,472	35,631	33,917
Calder Race Course	23,209	22,812	25,146	24,430
Hoosier Park	11,086	11,527	19,339	20,438
Louisiana Operations	18,679	14,825	33,913	31,457
CDSN	28,904	25,523	31,468	34,289
Total racing operations	174,740	163,135	219,148	214,884
Other investments	288	206	743	206
Corporate revenues	(3)	287	162	420
Net revenues from continuing operations	175,025	163,628	220,053	215,510
Discontinued operations	-	48,948	-	53,383
	$175,025	$212,576	$220,053	$268,893
Intercompany net revenues
Kentucky Operations	$17,160	$14,734	$17,160	$14,752
Arlington Park	3,011	2,623	3,011	2,623
Calder Race Course	2,776	2,699	3,031	2,991
Hoosier Park	100	76	100	76
Louisiana Operations	-	-	1,407	6,335
Total racing operations	23,047	20,132	24,709	26,777
Other investments	738	680	838	817
Eliminations	(23,785)	(21,233)	(25,547)	(28,015)
	-	(421)	-	(421)
Discontinued operations	-	421	-	421
	$-	$-	$-	$-
EBITDA:
Kentucky Operations	$37,732	$36,887	$30,923	$30,251
Arlington Park	756	1,604	(1,196)	(47)
Calder Race Course	2,856	2,534	(549)	(3,320)
Hoosier Park	147	410	274	824
Louisiana Operations	14,222	772	14,361	(406)
CDSN	7,005	6,184	7,564	8,317
Total racing operations	62,718	48,391	51,377	35,619
Other investments	397	372	996	550
Corporate expenses	(841)	(2,116)	(1,251)	(2,396)
Total EBITDA from continuing operations	62,274	46,647	51,122	33,773
Depreciation and amortization	(5,275)	(5,974)	(10,573)	(10,387)
Interest income (expense), net	(336)	(314)	(820)	(524)
Provision for income taxes	(23,310)	(17,681)	(16,649)	(10,042)
Net earnings from continuing operations	33,353	22,678	23,080	12,820
Discontinued operations, net of income taxes	-	1,508	-	(2,531)
Net earnings	$33,353	$24,186	$23,080	$10,289

Certain financial statement amounts have been reclassified in the prior periods to conform to current period presentation.

CHURCHILL DOWNS INCORPORATED
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	June 30, 2006 (unaudited)	December 31, 2005
ASSETS
Current assets:
Cash and cash equivalents	$39,986	$22,488
Restricted cash	10,682	4,946
Accounts receivable, net	40,357	42,823
Deferred income taxes	4,054	3,949
Income taxes receivable	-	697
Other current assets	15,574	9,085
Total current assets	110,653	83,988

Other assets	13,690	13,020
Plant and equipment, net	348,740	346,530
Goodwill	53,528	53,528
Other intangible assets, net	17,717	18,130
Total assets	$544,328	$515,196

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$37,552	$27,957
Purses payable	27,327	14,564
Accrued expenses	46,256	44,003
Dividends payable	-	6,520
Income taxes payable	9,117	-
Deferred revenue	11,381	26,219
Total current liabilities	131,633	119,263

Long-term debt	22,614	33,793
Other liabilities	23,388	21,625
Deferred revenue	18,443	18,614
Deferred income taxes	5,670	5,670
Total liabilities	201,748	198,965

Commitments and contingencies
Shareholders' equity:
Preferred stock, no par value; 250 shares authorized; no shares issued	-	-
Common stock, no par value; 50,000 shares authorized; issued: 13,231 shares June 30, 2006 and 13,132 shares December 31, 2005	121,499	121,270
Retained earnings	221,081	198,001
Unearned compensation	-	(3,040)
Total shareholders’ equity	342,580	316,231
Total liabilities and shareholders’ equity	$544,328	$515,196

Certain financial statement amounts have been reclassified in the prior periods to conform to current period presentation.